As filed with the Securities and Exchange Commission on March 15, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARALEZ PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	98-1283375
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

151 Steeles Avenue East

Milton, Ontario, Canada, L9T 1Y1

(Address of Principal Executive Offices)

Aralez Pharmaceuticals Inc. 2016 Long-Term Incentive Plan

(Full title of the plan)

Adrian Adams

Chief Executive Officer

Aralez Pharmaceuticals Inc.

3 Columbus Circle, Suite 1710

New York, New York 10019
732-754-2545

(Name, address and telephone number of agent for service)

With copies to:

Andrew P. Gilbert, Esq.

David C. Schwartz, Esq.

DLA Piper LLP (US)

51 John F. Kennedy Parkway, Suite 120

Short Hills, New Jersey 07078-2704

(973) 520-2550

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common shares, without par value	1,018,639	$5.90	$6,009,971	$606

(1)  Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) also covers an indeterminate number of additional common shares, without par value (“Common Shares”) of Aralez Pharmaceuticals Inc. (the “Company” or the “Registrant”) which may be offered and issued to prevent dilution resulting from adjustments as a result of stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments.

(2)  Pursuant to Rule 457(c) and 457(h) of the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering are estimated solely for the purpose of calculating the amount of the registration fee and are based on the average of the high and low prices of the Registrant’s Common Shares as reported on the NASDAQ Stock Market LLC on March 11, 2016. Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required to register plan interests.

REGISTRATION OF ADDITIONAL SECURITIES

Aralez Pharmaceuticals Inc. (the “Registrant”) is hereby registering 1,018,639 additional common shares, no par value per share, for issuance under the Aralez Pharmaceuticals Inc. 2016 Long-Term Incentive Plan. A registration statement on Form S-8 (Registration No. 333-209433), as filed with the Securities and Exchange Commission on February 8, 2016, relating to the same class of securities and the same employee benefit plan is currently effective and, in accordance with General Instruction E to Form S-8, the contents of that registration statement are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on this 15th day of March, 2016.

Aralez Pharmaceuticals Inc.

By:	/s/ Adrian Adams
Name: Adrian Adams
Title: Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Aralez Pharmaceuticals Inc., hereby severally constitute and appoint each of Adrian Adams and Eric L. Trachtenberg, our true and lawful attorneys-in-fact, with full power to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments to this Registration Statement on Form S-8, and to file the same, with any exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grant such attorneys-in-fact full power and authority to do all such things in our names and on our behalf in our capacities as officers and directors to enable Aralez Pharmaceuticals Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to any and all amendments to this Registration Statement.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Adrian Adams	Chief Executive Officer	March 15, 2016
	Adrian Adams	(Principal Executive Officer), Director

By:	/s/ Scott Charles	Chief Financial Officer (Principal	March 15, 2016
	Scott Charles	Financial Officer)

By:	/s/ John E. Barnhardt	Principal Accounting Officer	March 15, 2016
John E. Barnhardt

By:	/s/ Neal F. Fowler	Director	March 15, 2016
Neal F. Fowler

By:	/s/ Arthur S. Kirsch	Director	March 15, 2016
Arthur S. Kirsch

By:	/s/ Kenneth B. Lee, Jr.	Director	March 15, 2016
Kenneth B. Lee, Jr.

By:	/s/ Seth A. Rudnick, M.D.	Director	March 15, 2016
Seth A. Rudnick, M.D.

By:	/s/ Rob Harris	Director	March 15, 2016
Rob Harris

By:	/s/ Jason Aryeh	Director	March 15, 2016
Jason Aryeh

By:	/s/ F. Martin Thrasher	Director	March 15, 2016
F. Martin Thrasher

EXHIBIT INDEX

Exhibit Number	Exhibit Description
5.1	Opinion of DLA Piper LLP (Canada), counsel to the Registrant.*
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm for the Registrant.*
23.2	Consent of McGovern, Hurley, Cunningham, LLP, independent accountants of Tribute Pharmaceuticals Canada Inc.*
23.3	Consent of DLA Piper (Canada) LLP, counsel to the Registrant (included in Exhibit 5.1).*
24.1	Power of Attorney (included on signature page hereto).*

*              Filed herewith.